As filed with the Securities and Exchange Commission on January 23, 1997
                                                   Registration No. 333-_____


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933


                         INTELLIGENT DECISION SYSTEMS, INC.
                 (Exact name of registrant as specified in charter)

      Delaware                                        38-3286394
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)



2025 E. Beltline Ave., S.E. Ste 400              Mark A. Babin, President
Grand Rapids, Michigan 49546              2025 E. Beltline Ave., S.E., Suite 400
      (616) 285-5830                           Grand Rapids, Michigan 49546
(Address and telephone number of                    (616) 285-5830
registrant's principal executive
offices and principal place             (Name, address, and telephone number of
of business)                            agent for service)



                                   Copies to:
                        Christopher J. Littlefield, Esq.
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-0001
                                 (602) 382-6323

                                CONSULTING AGREEMENT
                              (Full Title of the Plan)





        CONSULTING AGREEMENT DATED AS OF SEPTEMBER 30, 1996 BY AND AMONG
       THE REGISTRANT, R. WAYNE FRITZSCHE, ANTHONY KAMIN AND JAMES N. LANE

Title of Each Class                  Proposed Maximum    Proposed Maximum        Amount of
  of Securities      Amount Being        Offering       Aggregate Offering      Registration
Being Registered      Registered     Price Per Share(2)      Price(2)               Fee
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

Common Stock(1)       1,950,000        $1.58                $3,081,000            $934.00
---------------------------------------------------------------------------------------------


(1) The securities registered hereunder are shares of the registrant's common stock, $.001 par value, issuable pursuant to a Consulting Agreement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on January 16, 1997.


                                                        Exhibit Intex on Page 7

                                                                   Page 1 of 14

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


   The documents containing the information specified in Part I, Items 1 and 2, will be delivered to the consultants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended.

                                       PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

      The following documents are incorporated by reference in this Registration



Statement  of  Intelligent  Decision  Systems,   Inc.,  a  Delaware  corporation
("Company"), and in the related Section 10(a) prospectus:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996;

      (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996;

      (c) The Company's Current Reports on Form 8-K filed on November 6, 1996, December 20, 1996 and January 3, 1997.

      (d)   Description   of  the  Company's  Common   Stock  included  in   the
            Registration Statement on Form S-4 filed on February 7, 1996, SEC File No. 33-93058.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Officers and Directors.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests, and for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directly actually and reasonably incurred.

         In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its respective securityholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its securityholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Article VIII of the Amended By-Laws of the Company provides for indemnification of directors, officers and employees as follows:

         Each Director and officer of the Corporation now or hereafter serving as such shall be indemnified by the Corporation against any and all claims and liabilities to which he or she has or may become subject by reason or serving or having served as such Director or officer, or by reason of any action alleged to have been taken, omitted, neglected as such Director or officer and the Corporation shall reimburse each such person for all legal expenses reasonably incurred in connection with any such claim or liability or wrong payments made by him or her in satisfaction of such claim or claims, either by compromise or in satisfaction of judgment. No such person shall be indemnified against, or be reimbursed for any expense or payments incurred in connection with, any claim or liability established to have arisen out of his own willful misconduct or gross negligence.

         The right of indemnification hereinabove provided for shall not be exclusive of any right to which any Director or officer of the Corporation may otherwise be entitled by law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit Index located at Page 7

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Rapids, Michigan, on the date below.


DATED: January 22, 1997                     INTELLIGENT DECISION SYSTEMS, INC.


                                             By  /s/  Mark a. Babin
                                               ---------------------------------
                                               Mark A. Babin, President and CEO


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

  Signature                         Title                          Date


/s/ Mark a. Babin             President, Chief Executive       January 22, 1997
---------------------         Officer, Chief Financial and
Mark A. Babin                 Accounting Officer and Director


/s/ Raymond F. Blue           Director                         January 22, 1997
---------------------
Raymond F. Blue


/s/ David A. Horowitz         Chairman of the Board            January 22, 1997
---------------------         and Director
David A. Horowitz


/s/ Robert B. Hyte            Director                         January 22, 1997
---------------------
Robert B. Hyte


/s/ James M. Keller, Jr.      Director, Secretary, and         January 22, 1997
------------------------      Treasurer
James M. Keller, Jr.


/s/ R. Wayne Fritzsche        Director                         January 22, 1997
----------------------
R. Wayne Fritzsche

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933





                                    EXHIBITS


                       INTELLIGENT DECISION SYSTEMS, INC.
               (Exact name of registrant as specified in charter)


                                  EXHIBIT INDEX

         The following exhibits are included as part of this registration statement, except those exhibits, marked (T), which have previously been filed with the Securities and Exchange Commission and are incorporated by reference to another registrant statement, report or form. References to the "Company" in this Exhibit Index mean INTELLIGENT DECISION SYSTEMS, INC., a Delaware corporation.


 4.1     Consulting Agreement................................................ 8
 4.2     Non-Statutory Stock Option Agreement Dated September 30, 1996
         between the Registrant and R. Wayne Fritzsche...................... 11
 4.3     Non-Statutory Stock Option Agreement Dated September 30, 1996
         between the Registrant and R. Wayne Fritzsche...................... 17
 4.4     Non-Statutory Stock Option Agreement Dated September 30, 1996
         between the Registrant and R. Wayne Fritzsche...................... 23
 4.5     Non-Statutory Stock Option Agreement Dated September 30, 1996
         between the Registrant and Anthony Kamin........................... 29
 4.6     Non-Statutory Stock Option Agreement Dated September 30, 1996
         between the Registrant and Anthony Kamin........................... 35
 4.7     Non-Statutory Stock Option Agreement Dated September 30, 1996
         between the Registrant and Anthony Kamin........................... 41
 4.8     Non-Statutory Stock Option Agreement Dated September 30, 1996
         between the Registrant and James N. Lane........................... 47
 4.9     Non-Statutory Stock Option Agreement Dated September 30, 1996
         between the Registrant and James N. Lane........................... 53
 4.10    Non-Statutory Stock Option Agreement Dated September 30, 1996
         between the Registrant and James N. Lane........................... 59
 5.1     Opinion of Snell & Wilmer L.L.P., counsel to registrant.............65
 23.1    Consent of Wilber & Townshend, P.C., independent accountants........67
 23.2    Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)